Exhibit 10.3

[Execution Version]

EXCHANGE AGREEMENT

among

TR Capital Partners, LLC,

Two Rivers Water & Farms Company

and

Holders Named in Schedule 1

Dated as of January 31, 2014

Table of Contents

i

This Exchange Agreement is entered into as of January 31, 2014 among TR Capital Partners, LLC, a Colorado limited liability company (the “Company”), Two Rivers Water & Farming Company, a Colorado corporation (“Parent”), and each other individual or entity that after the date hereof becomes a party hereto by executing a Joinder Agreement (as defined below) upon becoming a Preferred Member of the Company.

Recitals

Whereas, contemporaneously with the execution and delivery hereof, the Company and Parent are entering into a Limited Liability Company Agreement of the Company (the “LLC Agreement”) that, among other things, provides for the issuance of membership units designated as Preferred Units;

Whereas, Section 9.01 of the LLC Agreement requires that any individual or entity acquiring such Preferred Units and thereby becoming a member of the Company shall contemporaneously therewith become a party to this Agreement; and

Whereas, the parties wish to provide for terms pursuant to which (a) Preferred Units of the Company may be exchanged, at the option of the owner thereof or the Company, for equity-related securities of Parent and (b) holders of such equity-related securities may require that Parent register such securities under the Securities Act of 1933 for offering and sale to the public;

Now, Therefore, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Definitions

Section 1.01. Definitions.  The following terms

This “Agreement” means this Exchange Agreement, as executed and as it may be amended, modified, supplemented or restated from time to time, as provided herein.

“Applicable Law” means all applicable provisions of:

(a)	constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority;

(b)	any consents or approvals of any Governmental Authority; and

(c)	any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

“Company” has the meaning set forth in the Preamble.

“Damages” means any loss, damage, claim or liability (joint or several), actions or proceedings (whether commenced or threatened) and expenses to which a party hereto may become subject under the Securities Act, the Exchange Act or other Applicable Law, insofar as such loss, damage, claim, liability, action or proceeding (whether commenced or threatened), arises out of or is based upon:  (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of Parent, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto; (ii) any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.

“Demand Notice” has the meaning set forth in Section 4.01(a)

“Distribution” has the meaning set forth in Section 1.01 of the LLC Agreement.

“Electronic Transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Holder” means any former Preferred Holder who becomes a holder of Registrable Securities pursuant to Article III.

“Exchange Package” has the meaning set forth in Section 3.03(a).

“Exchange Registration Statement” has the meaning set forth in Section 3.02(a)(ii).

“Fiscal Quarter” means the first three-month period, second three-month period, third three-month period or fourth three-month period of a Fiscal Year.

“Fiscal Year” means the calendar year, unless the Company is required to have a taxable year other than the calendar year, in which case Fiscal Year shall be the period that conforms to the Company’s taxable year.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

 “Holder Schedule” has the meaning set forth in Section 3.01.

“Initiating Exchange Holders” means, collectively, Exchange Holders that properly initiate a registration request under this Agreement.

“Joinder Agreement” means a written undertaking substantially in the form of the joinder agreement attached as Exhibit A.

“LLC Agreement” has the meaning set forth in the Recitals.

“Mandatory Exchange Date” has the meaning set forth in Section 3.02(a)(iv).

“Mandatory Exchange Notice” has the meaning set forth in Section 3.02(d).

“Maximum Percentage” has the meaning set forth in Section 3.06(a).

“Member” has the meaning set forth in Section 1.01 of the LLC Agreement.

“National Exchange” means the NASDAQ Global Market (including the NASDAQ Global Select Market), the NASDAQ Capital Market, the NYSE MKT, the New York Stock Exchange or any successor to any of the foregoing.

“Parent” has the meaning set forth in the Preamble.

“Parent Shares” means shares of common stock, $0.001 par value per share, of Parent.

“Parent Warrants” means common stock purchase warrants to purchase Parent Shares issued by Parent upon exchanges of Preferred Units in accordance with Article III, each of which common stock purchase warrants shall be substantially in the form of Exhibit B.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Preliminary Exchange Notice” has the meaning set forth in Section 3.02(a).

“Preferred Holder” means any Preferred Member, other than Parent, that becomes a party to this Agreement from time to time.

“Preferred Members” means Persons who own Preferred Units as listed in the Member Schedule to the LLC Agreement and in the Holder Schedule.

“Preferred Units” means membership interests of the Company having the privileges, preference, duties, liabilities, obligations and rights specified with respect to “Preferred Units” in the LLC Agreement.

“Registrable Securities” means (a) Parent Shares issued pursuant to Section 3.01 or 3.02 in connection with an exchange of Preferred Units, (b) Parent Shares issued or issuable upon the exercise of any Parent Warrant that was issued pursuant to Section 3.01 or 3.02 in connection with an exchange of Preferred Units, (c) to the extent a Preferred Holder has delivered to Parent a binding written commitment to exchange a Preferred Unit prior to the effective date of a registration statement filed pursuant to Section 2, (i) Parent Shares issuable pursuant to Section 3.01 or 3.02 upon the exchange of such Preferred Unit and (ii) Parent Shares issuable upon the exercise of any Parent Warrant issuable pursuant to Section 3.01 or 3.02 in connection with such exchange, and (d) any Parent Shares issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Parent Shares referenced in clause (a) above, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned with the consent of Parent..  Any written commitment pursuant to clause (c) above shall be in a form that is reasonably acceptable to Parent and is intended to permit Parent, in compliance with the requirements of the Securities and Exchange Commission, to include the Parent Shares referenced in clause (c) above in a registration statement filed pursuant to Section 2.

“Registrable Securities then outstanding” means the number of Parent Shares determined by adding the number of outstanding Parent Shares that are Registrable Securities and the number of Parent Shares that are issuable (directly or indirectly) pursuant to then exercisable or convertible securities and that are Registrable Securities.

“Regular Daily Accumulation” has the meaning set forth in Section 7.02(a)(ii) of the LLC Agreement.

“Regular Quarterly Accumulation” has the meaning set forth in Section 7.02(a)(ii) of the LLC Agreement.

“Securities Act” means the Securities Act of 1933.

“Selling Expenses” means all underwriting discounts, selling commissions and share transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Exchange Holder.

“Trading Conditions” means, with respect to a specified date:

(a)	Parent Shares are then listed on a National Exchange; and

(b)
for a period of twenty consecutive trading days ending no more than ten trading days before such specified date, (i) the closing or last sale price of a Parent Share on the principal National Exchange on which Parent Shares are then traded was equal to, or greater than, $3.00  (subject to equitable adjustment for any stock dividend, split, recapitalization, combination or exchange or any similar transaction) for each such trading day and (ii) the average daily trading volume of the Parent Shares on such National Exchange during such period equaled or exceeded 250,000 shares (subject to equitable adjustment as aforesaid).

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, by operation of law or otherwise, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Units owned by a Person or any interest (including a beneficial interest) in any securities owned by a Person.  “Transfer” when used as a noun shall have a correlative meaning.

Section 1.02. Interpretation. For purposes of this Agreement:

(a)	headings used in this Agreement are for convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement;

(b)	any references herein to an Article, Section or Exhibit refer to an Article or Section of, or Exhibit attached to, this Agreement, unless specified otherwise;

(c)	the word “day” refers to a calendar day;

(d)	the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole;

(e)	the words “include,” “includes” and “including” as used herein shall not be construed so as to exclude any other thing not referred to or described;

(f)	the word “or” is not exclusive;

(g)	the definition given for any term in this Agreement shall apply equally to both the singular and plural forms of the term defined;

(h)	whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

(i)
unless the context otherwise requires, (1) references herein to an agreement, instrument or other document (including this Agreement and the LLC Agreement) mean such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (2) references herein to a statute means such statute as amended from time to time and includes any successor legislation thereto and any rules and regulations promulgated thereunder; and

(j)	this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

ARTICLE II
Preferred Holders and Exchange Holders

Section 2.01. Addition of New Preferred Holders

(a) .  Any Person becoming a Preferred Member under the LLC Agreement at any time shall contemporaneously execute a Joinder Agreement and deliver it to the Company and Parent.  The Board of Managers of the Company shall maintain a schedule (the “Holder Schedule”) setting forth the name and address of each Preferred Holder and each Exchange Holder and such other information as the Board may determine to be desirable.  The Company shall update the Holder Schedule upon the issuance, Transfer or exchange of any Preferred Units or Registrable Securities, including the Transfer of Preferred Units to Parent pursuant to Article III.  A copy of the Holder Schedule as of the date of this Agreement is attached as Schedule 1.  Thereafter, the Board of Managers of the Company shall promptly amend the Holder Schedule to reflect such Person’s status as a Preferred Holder or Exchange Holder for purposes of this Agreement.

Section 2.02. Change to Exchange Holder Status.  If a Person that is a Preferred Holder tenders a Preferred Unit in exchange for the Exchange Package in accordance with this Agreement, then upon the effectiveness of such exchange as provided in Article III, such Person thereafter (a) shall constitute a Exchange Holder hereunder with respect to the Registrable Securities included in such Exchange Package and (b) shall no longer constitute a Preferred Holder with respect to such tendered Preferred Unit (although such Person shall continue to be a Preferred Holder with respect to any other Preferred Units that remain outstanding).  Following such an exchange, the Board of Managers of the Company shall promptly amend the Holder Schedule to reflect such Person’s change in status for purposes of this Agreement.

Section 2.03. Representations and Warranties of Preferred Holders. By execution and delivery of a Joinder Agreement, each of the Preferred Holders confirms to the Company and Parent that each of the representations and warranties of such Preferred Holder in Section 4.02 of the LLC Agreement is true and correct, as if set forth herein.

ARTICLE III
Exchanges of Preferred Units

Section 3.01. Optional Exchanges.  Unless prohibited by Applicable Law, a Preferred Holder may, at its option, exchange 5,000 or more Preferred Units (or, if less, all of the Preferred Units owned by such Preferred Holder), at any time and from time to time, for the Exchange Package with respect to such Preferred Shares.  Before any Preferred Holder shall be entitled to exchange Preferred Units for the Exchange Package, such Preferred Holder shall tender the certificate or certificates therefor, duly endorsed (or, if such Preferred Holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate), at the principal office of Parent, and shall give written notice to Parent at its principal office of the election to exchange such Preferred Units.  Preferred Unit certificates tendered for exchange shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the Preferred Holder or its attorney duly authorized in writing.  Effective as of 5 p.m., Mountain time, on the date of receipt by Parent of such certificates (or lost certificate affidavit and agreement) and such notice, (a) the tendered Preferred Units shall be deemed to have been exchanged for their Exchange Package, and all rights with respect to such Preferred Units, including the rights to receive any Distribution, will be Transferred to Parent, other than the rights of the tendering Preferred Holder to receive the Exchange Package with respect thereto, and (b) the Parent Shares and Parent Warrant included in the Exchange Package for such Preferred Units shall be deemed to be outstanding of record.  Parent shall, as soon as practicable thereafter deliver to such Preferred Holder a certificate representing the Parent Shares, together with the Parent Warrant and any cash payment included in the Exchange Package.

Section 3.02. Mandatory Exchanges.  The Company may, at its option at any time after January 31, 2017, require that Preferred Holders exchange all, but not less than all (subject to Section 3.06(b)), of the then-outstanding Preferred Units for the Exchange Package as follows:

(a) On any day on which the Trading Conditions are satisfied, the Company may deliver to each of the Preferred Holders a written notice (a “Preliminary Exchange Notice”) stating that:

(i)	the Company intends to require that Preferred Holders exchange all of the then-outstanding Preferred Units for the Exchange Package pursuant to this Section 3.02;

(ii)
in connection with such proposed mandatory exchange, Parent intends to file under the Securities Act a registration statement (the “Exchange Registration Statement”) covering the potential sale of Registrable Securities included in the Exchange Packages to be delivered to the Preferred Holders;

(iii)
the Exchange Registration Statement will cover the Registrable Securities included in the Exchange Package to be delivered to such Preferred Holder if and only if such Preferred Holder delivers to Parent, within ten days of the date on which the Preliminary Exchange Notice is given, a binding written commitment to exchange all of the Preferred Units held by such Preferred Holder immediately prior to the effective date of the Exchange Registration Statement, which commitment shall be in a form that is provided by Parent with the Preliminary Exchange Notice and is intended to permit Parent, in compliance with the requirements of the Securities and Exchange Commission, to include such Preferred Holder’s Registrable Securities in the Exchange Registration Statement prior to the date on which the Exchange Package is delivered to such Preferred Holder (that is, the date on which the Parent Shares and Parent Warrant included in such Exchange Package are issued to such Preferred Holder); and

(iv)
the date of the mandatory exchange (the “Mandatory Exchange Date”) will be selected by the Company and set forth in the Mandatory Exchange Notice (as defined below), provided that the Mandatory Exchange Date shall occur (A) after January 31, 2017, (B) no less than seven days, and no more than twenty days, after the effective date of the Exchange Registration Statement and (C) on a day on which the Trading Conditions are satisfied.

(b) Within ten days of the date on which a Preliminary Exchange Notice is given, each Preferred Holder that wishes to include Registrable Securities in the Exchange Registration Statement shall deliver to Parent the executed binding commitment contemplated by Section 3.02(a)(iii) and by the Preliminary Exchange Notice.  Any Preferred Holder that does not deliver such a commitment by within such period shall not be entitled to include any Registrable Securities in the Exchange Registration Statement.

(c) Parent shall, as soon as practicable, and in any event within thirty days (or, if Parent is then eligible to register such Registrable Securities on Form S-3, fifteen days) after the date on which the Preliminary Exchange Notice is given, use its commercially reasonable efforts to file the Exchange Registration Statement and cause it to become effective under the Securities Act.

(d) Within two days after the effective date of the Exchange Registration Statement, the Company shall deliver to each of the Preferred Holders a written notice (a “Mandatory Exchange Notice”) confirming that the Exchange Registration Statement has been declared effective and specifying the Mandatory Exchange Date (determined in accordance with the requirements of Section 3.02(a)(iv)).  In the event the Exchange Registration Statement is not declared effective for any reason, the Company instead shall notify the Preferred Holders that the mandatory exchange contemplated by the Preliminary Exchange Notice will not be completed.

(e) On the Mandatory Exchange Date, effective as of 5 p.m., Mountain time, the Preferred Holders shall exchange all of the then-outstanding Preferred Units for Exchange Packages.  On or before the Mandatory Exchange Date, each Preferred Holder shall tender the certificate or certificates therefor, duly endorsed (or, if such Preferred Holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate), to Parent, in the manner and at the place designated in the Mandatory Exchange Notice, and thereupon the Exchange Package for such Preferred Units shall be deliverable and payable to the order of such Preferred Holder.  If the Mandatory Exchange Notice shall have been duly given, and if on the Mandatory Exchange Date the Exchange Package for Preferred Units is, to the extent then due, delivered, paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then effective as of 5 p.m., Mountain time, and notwithstanding that any certificates evidencing any of such Preferred Units shall not have been tendered, such Preferred Units shall be deemed to have been exchanged for their Exchange Package, and all rights with respect to such Preferred Units, including the rights to receive any Distribution, will accrue to the benefit of Parent, other than the rights of the tendering Preferred Holder to receive the Exchange Package with respect thereto.

(f) Parent shall use its commercially reasonable efforts to keep the Exchange Registration Statement effective for a period of up to six months or, if earlier, until the distribution contemplated in the Exchange Registration Statement has been completed; provided that in the case of any registration of Registrable Securities on Form S-3, such six-month period shall be extended for up to ninety days, if necessary, to keep the Exchange Registration Statement effective until all such Registrable Securities are sold.  Further, the provisions of Sections 4.02(b) through (g) and Sections 4.03 through 4.06 with respect to a registration statement under Section 4.01 shall apply with respect to the Exchange Registration Statement as if, for these purposes, each reference therein to an Exchange Holder instead were to a Preferred Holder whose Registrable Securities are included in the Exchange Registration Statement.

Section 3.03. Exchange Package.

(a) For purposes of Sections 3.01 and 3.02, the “Exchange Package” shall mean, with respect to each Preferred Unit tendered or called for exchange, all of the following:

(i)	one fully paid and nonassessable Parent Share;

(ii)	if such Preferred Unit is exchanged on or prior to January 31, 2019, a Parent Warrant exercisable for one-half of a Parent Share;

(iii)
an amount, payable within ten days after a Distribution is made with respect to such Preferred Unit pursuant to Section 7.01(a)(i) or (b)(i) of the LLC Agreement with respect to a Fiscal Quarter, equal to the portion of such Distribution attributable to the portion of such Fiscal Quarter prior to the effective date of the exchange; and

(iv)
an amount, payable within ten days after a Distribution is made with respect to such Preferred Unit pursuant to Section 7.01(a)(ii) or (b)(ii) of the LLC Agreement with respect to a Fiscal Year, equal to the portion of such Distribution attributable to the portion of such Fiscal Year prior to the effective date of the exchange;

(b) The number of Parent Shares included in the Exchange Package and the number of Parent Shares subject to a Parent Warrant included in the Exchange Package shall be subject to equitable adjustment by the Board of Managers of the Company in the event of any change that is made in, or other events that occur with respect to, either Preferred Units or Parent Shares without receipt of consideration by the Company or Parent, respectively, through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or any similar equity restructuring transaction.

(c) Notwithstanding the foregoing, no fractional Parent Shares shall be issued in connection with any exchange of Preferred Units and no Parent Warrant shall be issued for fractional Parent Shares.  If the total number of Parent Shares calculated to be issued pursuant to Section 3.03(a)(i) with respect to all of the Preferred Units being exchanged by a Preferred Holder is not a whole number, the Company shall pay in cash the fair market value of any fractional Parent Share promptly following the exchange.  If the total number of Parent Shares calculated to be subject to a Parent Warrant pursuant to Section 3.03(a)(ii) with respect to all of the Preferred Units being exchanged by a Preferred Holder is not a whole number, the Company shall pay in cash the fair market value of any fractional Parent Share, net of the related fractional exercise price, promptly following the exchange.

Section 3.04. Authorized Shares.  Parent covenants that, during the period that any Preferred Unit or Parent Warrant is outstanding, it will reserve from its authorized and unissued capital stock a sufficient number of Parent Shares to provide for (a) the issuance of Parent Shares upon exchanges of outstanding Preferred Units and (b) the issuance of Parent Shares upon exercises of outstanding Parent Warrants and any additional Parent Warrants issuable upon exchanges of outstanding Preferred Units.  Parent will take all such reasonable action as may be necessary to assure that Parent Shares may be issued as contemplated hereby without violation of any Applicable Law or of any requirements of any National Exchange upon which Parent Shares may be listed.

Section 3.05. Amendment.  No provision of this Article III may be amended or modified except by an instrument in writing executed by the Company, Parent and Preferred Holders holding two-thirds of the then-outstanding Preferred Units.  Any such written amendment or modification will be binding upon the Company, Parent, and each Preferred Holder and each Exchange Holder; provided that any such amendment or modification altering the rights or obligations of any Preferred Holder in a manner that is disproportionately adverse to such Preferred Holder relative to the rights of other Preferred Holders shall be effective only with the consent of that Preferred Holder.  Notwithstanding the foregoing, (a) amendments to the Holder Schedule following any issuance, Transfer or exchange of Preferred Units in accordance with the LLC Agreement and this Agreement may be made by the Board of Managers of the Company without the consent of, or other action by, any of the Preferred Holders or Exchange Holders and (b) after the initial filing of the Exchange Registration Statement, Section 3.02(f) may be amended or modified by an instrument in writing executed by the Company, Parent and Preferred Holders holding two-thirds of the Registrable Securities covered by the Exchange Registration Statement.

Section 3.06. Limitations on Exchanges.

(a) Notwithstanding anything to the contrary contained herein, the aggregate number of Parent Shares issuable:

(i)	as part of an Exchange Package and

(ii)	upon exercise of a Parent Warrant issuable as part of such Exchange Package upon any exchange of a Preferred Unit by a Preferred Holder pursuant to Section 3.01 shall be limited to the extent necessary to ensure that, following such exchange, the total number of Parent Shares then beneficially owned by such Preferred Holder, its affiliates and any other Persons whose beneficial ownership of Parent Shares would be aggregated with such Preferred Holder's for purposes of Section 13(d) of the Exchange Act does not exceed 9.999% (the “Maximum Percentage”) of the total number of issued and outstanding Parent Shares (including for such purpose Parent Shares issuable as part of the Exchange Package for such exchange or issuable upon exercise of a Parent Warrant issuable as part of such Exchange Package).  Each tender by a Preferred Holder of a Preferred Unit for exchange pursuant to Section 3.01 will constitute a representation by such Preferred Holder that it has evaluated the limitation set forth in this Section 3.06(a) and determined that the issuance of the Exchange Package for such Preferred Unit is permitted under this Section 3.06(a).

(b) Notwithstanding anything to the contrary contained herein, all or a portion of a Preferred Holder’s Preferred Units shall not be subject to exchange pursuant to a Preliminary Exchange Notice and Mandatory Exchange Notice delivered pursuant to Section 3.02 if the Preferred Holder thereof delivers to Parent, no later than the tenth day after such Preliminary Exchange Notice is given, a written representation letter to the effect that it has evaluated the terms of this Section 3.06(b) and determined that the issuance of the Exchange Package for such Preferred Units would result in the total number of Parent Shares then beneficially owned by such Preferred Holder, its affiliates and any other Persons whose beneficial ownership of Parent Shares would be aggregated with such Preferred Holder's for purposes of Section 13(d) of the Exchange Act to exceed the Maximum Percentage of the total number of issued and outstanding Parent Shares (including for such purpose Parent Shares issuable as part of the Exchange Packages to Preferred Holders for such exchange or issuable upon exercise of Parent Warrants issuable as part of such Exchange Packages).  For purposes of clarity, it is the intent of this Section 3.06(b) that a portion of such Preferred Holder’s Preferred Units would be subject to exchange pursuant to a Preliminary Exchange Notice and Mandatory Exchange Notice delivered pursuant to Section 3.02 if, and to the extent that, such exchange would not result in such Preferred Holder’s beneficial ownership of Parent Stock (determined as aforesaid) exceeding the Maximum Percentage.  In the event that, as the result of this Section 3.06(b), one or more Preferred Holders are unable to exchange Preferred Units in connection with an exchange pursuant to Section 3.02, (i) the Company and Parent shall complete the exchange with respect to other Preferred Units in accordance with the Preliminary Exchange Notice and Mandatory Exchange Notice with respect thereto and (ii) each Preferred Unit not required to be exchanged as a result of the provisions of this Section 3.06(b) instead shall be exchanged, without regard to Section 3.06(a), in accordance with provisions of Section 3.02(e) as of the date that is one year after the Mandatory Redemption Date set forth in such Mandatory Exchange Notice.

(c) By written notice to the Company and Parent, any Preferred Holder may waive the provisions of Section 3.06(a) or (b) or may increase the Maximum Percentage to any other percentage specified in such notice, but any such waiver or increase will not be effective until the sixty-first day after such notice is delivered to the Company and Parent and will apply only to such Preferred Holder and not to any other Preferred Holder.  Notwithstanding any other provision hereof, this Section 3.06 may not be amended as to a Preferred Holder without the written consent of such Preferred Holder.

(d) For purposes of this Section 3.06, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(e) For purposes of this Section 3.06, in determining the number of outstanding Parent Shares, a Preferred Holder may rely on the number of outstanding Parent Shares as reflected in (i) Parent’s most recent Form 10-Q, Form 10-K or other public filing with the Securities and Exchange Commission, (ii) a more recent public announcement by Parent, or (iii) any other notice by Parent (or the transfer agent for Parent Shares) setting forth the number of Parent Shares outstanding.  Upon the written request of any Preferred Holder, Parent shall promptly, but in no even later than one trading day following the receipt of such notice, confirm in writing to such Preferred Holder the number of Parent Shares then outstanding.

ARTICLE IV
Registration Rights

Section 4.01. Demand Registration Rights.  Parent covenants and agrees as follows:

(a) If, at any time, Parent receives a request from Exchange Holders holding at least 1,450,000 Registrable Securities then outstanding that Parent file a registration statement covering the potential sale of all or a portion of the Registrable Securities then outstanding to be offered on a continuous or delayed (non-underwritten) basis, then Parent shall:  (i) within five days after the date such request is given, give notice thereof (a “Demand Notice”) to all Exchange Holders other than the Initiating Exchange Holders and all Preferred Holders; and (ii) as soon as practicable, and in any event within sixty days (or, if Parent is then eligible to register the Registrable Securities on Form S-3, thirty days) after the date such request is given by the Initiating Exchange Holders, use its commercially reasonable efforts to file and make effective under the Securities Act such registration statement covering all Registrable Securities that the Initiating Exchange Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Exchange Holders (including any Preferred Holders that exchange Preferred Units for the Exchange Package within ten days of the date the Demand Notice is given), as specified by notice given by each such Exchange Holder to Parent within ten days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 4.02 and 4.04.

(b) Notwithstanding the foregoing obligations, if Parent furnishes to Exchange Holders requesting a registration pursuant to this Section 4.01 a certificate signed by Parent’s chief executive officer stating that in the good faith judgment of the board of directors of Parent it would be materially detrimental to Parent and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving Parent, (ii) require premature disclosure of material information that Parent has a bona fide business purpose for preserving as confidential, or (iii) render Parent unable to comply with requirements under the Securities Act or Exchange Act, then Parent shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than sixty days after the request of the Initiating Exchange Holders is given; provided that Parent shall not invoke this right more than once and shall not register any securities for its own account or that of any other stockholder during such sixty-day period other than (A) a registration relating to the sale of securities to employees of Parent or a subsidiary pursuant to an equity incentive, equity purchase or similar plan; (B) a registration relating to a transaction in accordance with Rule 145 under the Securities Act; (C) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (D) a registration in which the only Parent Shares being registered are Parent Shares issuable upon conversion of debt securities that are also being registered.

(c) Parent shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 4.01 (i) during the period that is sixty days before Parent’s good faith estimate of the date of filing of, and ending on a date that is 180 days after the effective date of, a registration initiated by Parent, provided that Parent is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective or (ii) after the Company has effected one registration pursuant to Section 4.01(a).

Section 4.02. Obligations of Parent.  Whenever required under Section 4.01 to effect the registration of any Registrable Securities, Parent shall, as expeditiously as reasonably possible:

(a)
prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Exchange Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to six months or, if earlier, until the distribution contemplated in the registration statement has been completed; provided that in the case of any registration of Registrable Securities on Form S-3, such six-month period shall be extended for up to ninety days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)
prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)
furnish to the selling Exchange Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Exchange Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)
use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Exchange Holders; provided that Parent shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless Parent is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)
promptly make available for inspection, by the selling Exchange Holders and by any one law firm retained by the selling Exchange Holders, all financial and other records, pertinent corporate documents and properties of Parent, and cause Parent’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller or firm, in each case as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(f)
notify each selling Exchange Holder, promptly after Parent receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(g)
after such registration statement becomes effective, notify each selling Exchange Holder of any request by the Securities and Exchange Commission that Parent amend or supplement such registration statement or prospectus.

Section 4.03. Furnish Information.  It shall be a condition precedent to the obligations of Parent to take any action pursuant to this Article IV with respect to the Registrable Securities of any selling Exchange Holder that such Exchange Holder shall furnish to Parent such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as is reasonably required to effect the registration of such Exchange Holder’s Registrable Securities.

Section 4.04. Expenses of Registration.  All expenses (other than Selling Expenses) incurred in connection with registrations, filings or qualifications pursuant to Section 4.01 (including:  registration, filing and qualification fees; printers’ and accounting fees; and fees and disbursements of counsel for Parent) shall be borne and paid by Parent or the Company.  All Selling Expenses relating to Registrable Securities registered pursuant to Section 4.01 shall be borne and paid by the Exchange Holders pro rata on the basis of the number of Registrable Securities registered on their behalf, except to the extent they agree otherwise in writing.

Section 4.05. Delay of Registration.  No Exchange Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to Section 4.01 as the result of any controversy that might arise with respect to the interpretation or implementation of this Article IV.

Section 4.06. Indemnification.  If any Registrable Securities are included in a registration statement under Section 4.01:

(a) To the extent permitted by law, Parent will indemnify and hold harmless each selling Exchange Holder, and the general and limited partners, members, officers, directors, fiduciaries, and members of each such Exchange Holder and each other Person, if any, who controls such Exchange Holder, any underwriter (as defined in the Securities Act) for each such Exchange Holder, and each Person, if any, that controls such Exchange Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and Parent will pay to each such Exchange Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding from which Damages may result, as such expenses are incurred; provided that the indemnity agreement contained in this Section 4.06(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of Parent, which consent shall not be unreasonably withheld or delayed, nor shall Parent be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Exchange Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Exchange Holder, severally and not jointly, will indemnify and hold harmless Parent, and each of its managing members, each of its officers that has signed the registration statement and each Person (if any) that controls Parent within the meaning of the Securities Act, any underwriter (as defined in the Securities Act), any other Exchange Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Exchange Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Exchange Holder expressly for use in connection with such registration; and each such selling Exchange Holder will pay to Parent and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding from which Damages may result, as such expenses are incurred; provided that (i) the indemnity agreement contained in this Section 4.06(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Exchange Holder, which consent shall not be unreasonably withheld or delayed and (ii) in no event shall the aggregate amounts payable by any Exchange Holder by way of indemnity or contribution under this Section 4.06(b) and Section 4.06(d) exceed the proceeds from the offering received by such Exchange Holder (net of any Selling Expenses paid by such Exchange Holder), except in the case of fraud by such Exchange Holder.

(c) Promptly after receipt by an indemnified party under this Section 4.06 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.06, give the indemnifying party notice of the commencement thereof.  The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such indemnified party and any other party represented by such counsel in such action.  The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.06, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action.  The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.06.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 4.06 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 4.06(d) provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 4.06(d), then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided that, in any such case, (x) no Exchange Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Exchange Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Exchange Holder’s liability pursuant to this Section 4.06(d), when combined with the amounts paid or payable by such Exchange Holder pursuant to Section 4.06(b), exceed the proceeds from the offering received by such Exchange Holder (net of any Selling Expenses paid by such Exchange Holder), except in the case of fraud by such Exchange Holder.

(e) The indemnification provided herein shall be in addition to any other rights of indemnification which any indemnified party may have pursuant to law, contract or otherwise, shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

(f) The obligations of Parent and Exchange Holders under this Section 4.06 shall survive the completion of any offering of Registrable Securities in a registration under this Article IV, and otherwise shall survive the termination of this Agreement.

(g) Parent agrees that any permitted assignee of a Parent Warrant shall be entitled to rely upon the provisions of the second paragraph of Section 4 of such Parent Warrant, which provisions refer to Sections 4.02(b) through (g) and Sections 4.03 through 4.06 of this Agreement, regardless of whether such assignee is or was a party to this Agreement.

Section 4.07. Amendment.  No provision of this Article IV may be amended or modified except by an instrument in writing executed by Parent and (a) if such amendment or modification relates solely to a registration pursuant to Section 4.01 and at least ten days have elapsed since the date on which a Demand Notice was provided, the Exchange Holders of two-thirds of the Registrable Securities to be included in such registration or (b) otherwise, Exchange Holders of two-thirds of the Registrable Securities then outstanding and the then-outstanding Preferred Units, voting together as a single class on an as-exchanged basis (as if outstanding Preferred Units were exchanged pursuant to Article III as of the date of such consent).  Any such written amendment or modification will be binding upon the Company, Parent, and each Preferred Holder and each Exchange Holder; provided that any such amendment or modification altering the rights or obligations of any Preferred Holder or Exchange Holder in a manner that is disproportionately adverse to such Preferred Holder or Exchange Holder relative to the rights of other Preferred Holders and Exchange Holders shall be effective only with the consent of that Preferred Holder or Exchange Holder.  Notwithstanding the foregoing, amendments to the Holder Schedule following any issuance, Transfer or exchange of Preferred Units in accordance with the LLC Agreement and this Agreement may be made by the Board of Managers of the Company without the consent of, or other action by, any of the Preferred Holders or Exchange Holders.

ARTICLE V
Miscellaneous

Section 5.01. Notices.

(a) Any notice required or permitted by the provisions of Article III to be given to a holder of Preferred Units shall be mailed, postage prepaid, to the mailing address last shown on the records of the Company, or given by electronic communication in compliance with the provisions of the Colorado Act, and shall be deemed given upon such mailing or Electronic Transmission.

(b) Except as provided in Section 5.01(a), all notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given:  (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next day (other than a Saturday, Sunday or other day on which commercial banks in the City of Denver are authorized or required to close) if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.01):

If to the Company or Parent:	2000 South Colorado Boulevard Tower 1, Suite 3100 Denver, Colorado 80222 Facsimile: (303) 845-9400 E-mail: info@2riverswater.com Attention: Chief Financial Officer
with a copy to:	K&L Gates LLP One Lincoln Street Boston, Massachusetts 02111-2950 Facsimile: (617) 261-3175 E-mail: mark.johnson@klgates.com Attention: Mark L. Johnson
If to a Preferred Holder or a Exchange Holder, to the mailing address set forth on the Holder Schedule

Section 5.02. Severability. If any term or provision of this Agreement is held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.  Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 5.03. Entire Agreement. This Agreement, including the Exhibits and Schedule hereto, and the LLC Agreement, including the Exhibit and Schedule thereto, constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

Section 5.04. Assignment.  The rights and obligations of Exchange Holders under Article IV may not be assigned, by operation of law or otherwise, without the prior written approval of the Company and Parent, provided that (a) such rights and obligations may be assigned by operation of law upon the death of a Exchange Holder who is an individual and (b) nothing in this Section 5.04 shall limit in any manner the rights of a Preferred Holder to assign or Transfer Preferred Units in accordance with the LLC Agreement.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors and administrators and their permitted successors and assigns.

Section 5.05. Third-Party Beneficiaries. Except as contemplated by Section 4.06(g), this Agreement is for the sole benefit of the parties hereto (and their respective heirs, executors and administrators and permitted successors and assigns) and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 5.06. Amendment.  Except as otherwise provided in Section 3.05 or 4.07, no provision of this Agreement may be amended or modified except by an instrument in writing executed by (a) the Company, (b) Parent and (c) Preferred Holders and Exchange Holders of two-thirds of the Registrable Securities then outstanding on an as-exchanged basis (as if outstanding Preferred Units were exchanged pursuant to Article III as of the date of such amendment or modification).  Any such written amendment or modification will be binding upon the Company, Parent, and each Preferred Holder and each Exchange Holder; provided that an amendment or modification altering the rights or obligations of any Preferred Holder or Exchange Holder in a manner that is disproportionately adverse to such Preferred Holder or Exchange Holder relative to the rights of other Preferred Holders or Exchange Holders, as the case may be, shall be effective only with the consent of that Preferred Holder or Exchange Holder.  Notwithstanding the foregoing, amendments to the Holder Schedule following any issuance, Transfer or exchange of Preferred Units in accordance with the LLC Agreement and this Agreement may be made by the Board of Managers of the Company without the consent of, or other action by, any of the Preferred Holders or Exchange Holders.

Section 5.07. Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving.  No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver.  No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  For the avoidance of doubt, nothing contained in this Section 5.07 shall diminish any of the explicit and implicit waivers described in this Agreement, including in Section 5.12.

Section 5.08. Governing Law. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado, without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Colorado.

Section 5.09. Submission to Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort or otherwise, shall be brought in the United States District Court for the District of Colorado or in the Court of Chancery of the State of Colorado (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Colorado), so long as one of such courts shall have subject-matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Colorado.  Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form.  Service of process, summons, notice or other document by registered mail to the address set forth in Section 5.01 shall be effective service of process for any suit, action or other proceeding brought in any such court.

Section 5.10. Waiver of Jury Trial. Each party hereto hereby acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 5.11. Equitable Remedies.  Each party hereto acknowledges that a breach or threatened breach by such party of any of its obligations under this Agreement would give rise to irreparable harm to the other parties, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

Section 5.12. Remedies Cumulative. The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

In Witness Whereof, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

TR Capital Partners, LLC

By:       ___________________________________
Name:
Title:

Two Rivers Farming & Water Company

By:       ___________________________________
Name:
Title:

Exhibit A

FORM OF JOINDER AGREEMENT

A-1

JOINDER AGREEMENT

Reference is hereby made to the Exchange Agreement, dated as of January 31, 2014, as amended from time to time (the “Agreement”), among the TR Capital Partners, LLC, Two Rivers Water & Farming Company and the Holders Named in Schedule 1.  Pursuant to and in accordance with Section 2.01 of the Agreement, the undersigned hereby acknowledges that the undersigned has received and reviewed a complete copy of the Agreement and agrees that, upon execution of this Joinder Agreement by the undersigned, the Company, TR Capital Partners, LLC and Two Rivers Water & Farming Company, the undersigned shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be entitled to all the rights incidental thereto, and initially shall hold the status of Preferred Holder.

In Witness Whereof, the parties hereto have executed the Agreement as of the date set forth below.  A signed copy of this Joinder Agreement delivered by facsimile, e-mail or other means of Electronic Transmission (as defined in the Agreement) shall be deemed to have the same legal effect as delivery of an original signed copy of this Joinder Agreement.

Date:  _______________________                                                                      [Name of New Preferred Holder]

By:       ___________________________________
Name:
Title:

Agreed and Accepted:

TR Capital Partners, LLC

By:           ________________________________
Name:
Title:

Two Rivers Water & Farming Company

By:           ________________________________
Name:
Title:

A-2

Exhibit B

FORM OF WARRANT

B-1

Schedule 1

HOLDER SCHEDULE

Sch. 1-1

Preferred Holders:  None.

Exchange Holders:                                None.

Sch. 1-2